Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 53 to Registration Statement No. 33-1121 on Form N-1A of our reports relating to the financial statements and financial highlights of Eaton Vance Investment Trust (the "Trust"), including the Funds listed on the attached Schedule A, appearing in the Annual Reports on Form N-CSR of the Trust for the year ended March 31, 2008, and to the references to us under the headings "Financial Highlights" in each Prospectus and "Other Service Providers-Independent Registered Public Accounting Firm" in each Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts July 24, 2008

SCHEDULE A

Fund Report Date	Fund

May 15, 2008	Eaton Vance California Limited Maturity Municipals Fund
May 15, 2008	Eaton Vance AMT-Free Limited Maturity Municipals Fund (formerly, Eaton
Vance Florida Plus Limited Maturity Municipals Fund)
May 15, 2008	Eaton Vance Massachusetts Limited Maturity Municipals Fund
May 15, 2008	Eaton Vance New Jersey Limited Maturity Municipals Fund
May 15, 2008	Eaton Vance New York Limited Maturity Municipals Fund
May 15, 2008	Eaton Vance Ohio Limited Maturity Municipals Fund
May 15, 2008	Eaton Vance Pennsylvania Limited Maturity Municipals Fund
May 15, 2008	Eaton Vance National Limited Maturity Municipals Fund